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                                                                EXHIBIT 23.2


                        CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2002, in the Registration Statement (Form S-4) and related Prospectus of Medex, Inc. for the registration of $200,000,000 of its 8-7/8% Subordinated Notes due 2013.


                                             /s/ Ernst & Young LLP

Columbus, Ohio
February 12, 2004